SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 1998


                   INTERNATIONAL SHIPHOLDING CORPORATION
            (Exact name of registrant as specified in its charter)


        Delaware                       2-63322                36-2989662
(State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                     Identification No.)


    650 Poydras Street, New Orleans, Louisiana               70130
     (Address of principal executive offices)              (Zip Code)



                              (504) 529-5461
             (Registrant's telephone number, including area code)


                          Not applicable
        (Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

     On December 30, 1998, the Company issued the following press release:

     NEW ORLEANS, LOUISIANA - On December 15, 1998, the Company was notified that Seminole Electric Cooperative, Inc. ("SECI") had filed suit against the Company's wholly owned subsidiary, Central Gulf Lines, Inc. ("CGL"), seeking a declaratory judgment that SECI is entitled to terminate its performance under a long-term coal transportation agreement with CGL, subject to SECI's obligation to pay "fair and lawful damages" to CGL. SECI has also asked the court to determine the amount of damages payable to CGL as a result of termination of its performance. The suit was filed in the United States District Court for the Middle District of Florida (Case Number 98-2561-CIV-T-25B).

     The suit is in connection with an agreement entered into in 1981, which provides for CGL to transport for SECI a minimum of 2.7 million tons of coal annually through September 2004 by barge from Mt. Vernon, Indiana to Port St. Joe, Florida. The agreement requires SECI to pay for the water transportation segment of the contract on a "cost-plus" basis and the transfer from barge to rail on a rate basis, and SECI alleges that the cost of the contract exceeds the total cost of currently available all-rail transportation. After failing to negotiate a buy-out of the agreement with CGL, SECI notified CGL on December 15, 1998 that it was terminating performance under the agreement, commencing alternative rail transportation, and commencing litigation to confirm its ability to terminate performance and to establish the damages owed to CGL as a result of such termination. SECI's complaint states that it is "prepared to pay damages to CGL properly calculated to return to CGL the value of the profits that CGL otherwise would earn over the remaining term" of the agreement.

     CGL has disputed SECI's right to terminate performance and has served a demand for arbitration pursuant to the terms of the agreement in which CGL seeks specific performance of the agreement for its remaining six-year term, and in the alternative, damages. Because of SECI's admitted obligation to reimburse CGL for its lost profits, the Company does not believe that this dispute will have a material adverse effect on its financial condition or results of operations, even if SECI is successful in terminating its performance under the agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Exhibits - none.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERNATIONAL SHIPHOLDING CORPORATION


                              By:     /S/ GARY L. FERGUSON
                                  ------------------------------
                                          Gary L. Ferguson
                                         Vice President and
                                       Chief Financial Officer

Dated:  December 30, 1998